SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2001

_________________

IRWIN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

ITEM 5. OTHER EVENTS.

Irwin Financial Corporation released its third quarter dividend on August 30, 2001and is filing this Form 8-K/A to correct the original misstatement made in its Form 8-K filing on August 30, 2001.

Exhibit 99.1 attached to the August 30, 2001 Form 8-K filing included the following paragraph:

"The dividend of $0.065 per share will be paid on September 21, 2001, to all shareholders of record on September 7, 2001. The dividend rate is a $0.005 per share or 8.3% increase as compared with the dividend paid in the third quarter of 2001."

The corrected language should read:

"The dividend of $0.065 per share will be paid on September 21, 2001, to all shareholders of record on September 7, 2001. The dividend rate is a $0.005 per share or 8.3% increase as compared with the dividend paid in the third quarter of 2000."

The corrections fix an input error.

Attached as Exhibit 99.1 to this Form 8-K/A is the corrected news release, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

            99.1  Corrected News Release issued August 30, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: August 30, 2001	By: /s/ GREGORY F. EHLINGER __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected News Release issued August 30, 2001